Exhibit 4.3

HUTCHISON CHINA MEDITECH LIMITED

Computershare

All correspondence to:
Computershare Investor Services (Jersey) Limited
Queensway House
Hilgrove Street
St Helier
Jersey
JE1 1ES
Shareholder Helpline: 0370 707 4040
You can check your holding at
www.investorcentre.co.uk/je

000001

Shareholder Reference Number

ISIN	KYG4672N1016
Certificate Class	ORD
Broker Code	
Location Code	

Share Certificate - Ordinary Shares of US$1.00 each

HUTCHISON CHINA MEDITECH LIMITED

(Incorporated and registered in the Cayman Islands, with registered number CR-106733)

Number of Shares Issued

This is to certify that

is/are the Registered Holder(s) of **seventeen thousand Ordinary Shares of US$1.00 each, fully paid**, in HUTCHISON CHINA MEDITECH LIMITED, subject to the Articles of Association of the Company.

For and on behalf of Computershare Investor Services (Jersey) Limited.

Authorised Signatory Authorised Signatory

Certificate Class ORD Certificate No.

This certificate must be surrendered before any transfer of the whole or part of the shares herein mentioned can be registered, to Computershare Investor Services (Jersey) Limited, Queensway House, Hilgrove Street, St Helier, Jersey, JE1 1ES, Shareholder Helpline: 0370 707 4040.
You can check your holding at: www.investorcentre.co.uk/je

SG160

XXXXXX